Exhibit 10.4

EXECUTION VERSION

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) is made on July 29, 2009, among WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as agent (in such capacity, together with its successors in such capacity, the “ABL Agent”) for the financial institutions (each, an “ABL Lender” and, collectively, the “ABL Lenders”) parties from time to time to the ABL Loan Agreement (as defined below); and WILMINGTON TRUST FSB, in its capacity as collateral agent (in such capacity, together with its successors in such capacity, the “Notes Agent”) for the holders of the Notes (as defined below) (each a “Note Holder” and collectively, the “Note Holders”) and the holders of Permitted Additional Pari Passu Obligations (as defined below)(each, an “Additional Pari Passu Obligations Holder” and collectively, the “Additional Pari Passu Obligations Holders”; and together with the Note Holders, the “Holders” and each a “Holder”).

Recitals:

FREEDOM GROUP, INC., a Delaware corporation (“FGI”), REMINGTON ARMS COMPANY, INC., a Delaware corporation (“Remington”), THE MARLIN FIREARMS COMPANY, a Connecticut corporation (“Marlin”), H&R 1871, LLC, a Connecticut limited liability company (“H&R”), BUSHMASTER FIREARMS INTERNATIONAL, LLC, a Delaware limited liability company (“Bushmaster”), DPMS FIREARMS, LLC, a Delaware limited liability company (“DPMS”), E-RPC, LLC, a Delaware limited liability company (“E-RPC”), DA ACQUISITIONS, LLC, a Delaware limited liability company (“Dakota Arms”), and RA BRANDS, L.L.C., a Delaware limited liability company (“Brands,” and together with FGI, Remington, Marlin, H&R, Bushmaster, DPMS, E-RPC and Dakota Arms, each individually a “Borrower” and collectively, “Borrowers” as further defined in the ABL Loan Agreement), RACI HOLDING, INC., a Delaware corporation (“RACI”), BUSHMASTER HOLDINGS, LLC, a Delaware limited liability company (“Bushmaster Holdings”), and REMINGTON STEAM, LLC, a New York limited liability company (“Steam” and together with RACI and Bushmaster Holdings, each individually a “Guarantor” and collectively, “Guarantors” as further defined in the ABL Loan Agreement), are parties to a Loan and Security Agreement, dated on or about the date hereof, with ABL Lenders and ABL Agent (as at any time amended, restated, renewed, refinanced or extended, the “ABL Loan Agreement”), pursuant to which ABL Lenders may from time to time make loans and other extensions of credit to Borrowers secured by Liens upon substantially all of the assets of each Obligor.  Capitalized terms used in these Recitals, unless otherwise defined, shall have the meanings ascribed to them in Section 1 below.

FGI, as issuer, and the other Borrowers and Guarantors, as guarantors, are parties to an Indenture, dated on or about the date hereof, with WILMINGTON TRUST FSB, in its capacity as Trustee (“Trustee”), and Notes Agent (as at any time amended, restated, renewed, refinanced or extended, the “Notes Indenture”), pursuant to which FGI has issued its $200,000,000 senior secured notes due 2015 (as at any time amended, restated, renewed, refinanced or extended, the “Initial Notes”), secured by Liens upon substantially all of the assets of each Obligor (as defined below)(the “Notes Liens”).

FGI may at a later date issue Permitted Additional Pari Passu Obligations (as defined in the Notes Indenture as in effect on the date hereof or as amended with the consent of the ABL Required Lenders (as defined below)) pursuant to Additional Pari Passu Documents (as defined below) with the Notes Agent as trustee and collateral agent, pursuant to which FGI may issue additional notes from time to time (the

“Additional Notes” and together with the Initial Notes, the “Notes” and each a “Note”), secured by the Notes Liens.

The parties hereto desire to enter into this Agreement for the purpose of establishing the relative priorities of their respective Liens in the Collateral and setting forth certain other agreements between them with respect to the Collateral and Obligors.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and in consideration of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                        Certain Definitions; Rules of Construction.

(a)                                   Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the ABL Loan Agreement as in effect on the date of this Agreement and without giving effect to any subsequent amendments to any of those terms except to the extent that such amendments are consented to in writing by Notes Agent or are otherwise permitted hereunder.  As used in this Agreement (and in the Exhibits hereto), the following terms shall have the meanings ascribed to them (with terms used in the singular to have the same meanings when used in the plural, and vice versa) as follows:

“ABL Agent” shall have the meaning ascribed thereto in the preamble to this Agreement.

“ABL Cash Collateral” shall have the meaning ascribed to it in Section 7(b).

“ABL Debt” shall mean all of the “Obligations” under (and as defined in) the ABL Loan Agreement, including all ABL Loans, Letter of Credit Obligations, Accruals and Indemnity Payments.  ABL Debt shall expressly include any and all interest accruing and out-of-pocket costs and Enforcement Expenses incurred after the date of any filing by or against any Obligor of any petition or complaint initiating any Insolvency Proceeding, regardless of whether any ABL Secured Party’s claim therefor is allowed or allowable in the Insolvency Proceeding commenced by the filing of such petition or complaint.

“ABL Document Default” shall mean an “Event of Default” (as defined in the ABL Loan Agreement as in effect on the date hereof or as amended with the consent of Notes Agent or as otherwise permitted hereunder) under the ABL Loan Agreement.

“ABL Document Default Day” shall mean a day on which an ABL Document Default exists and the ABL Debt has been accelerated or matured, but only if prior to such day ABL Agent has given to Notes Agent written notice pursuant to Section 13 that such ABL Document Default exists and that the ABL Debt has been accelerated or matured.  The notice of an ABL Document Default and acceleration or maturity shall not constitute the giving of any notice required under applicable law with respect to any Lien Enforcement Action by ABL Agent, and Notes Parties do not waive any rights to any such notice.

“ABL Documents” shall mean “Financing Agreements” under (and as defined in) the ABL Loan Agreement.

“ABL Lenders” shall have the meaning ascribed thereto in the preamble to this Agreement.

“ABL Loan Agreement” shall have the meaning ascribed to it in the recitals to this Agreement.

“ABL Loans” shall mean all “Revolving Loans” under (and as defined in) the ABL Loan Agreement.

“ABL Parties” shall mean, collectively, ABL Agent and ABL Lenders.

“ABL Priority Collateral” shall mean all of the types and items of property of each Obligor that are described in Exhibit A attached hereto and made a part hereof.

“ABL Required Lenders” shall mean the “Required Lenders” as defined in the ABL Loan Agreement.

“ABL Secured Parties” shall mean, collectively, each ABL Party and each Affiliate or Subsidiary of such ABL Party to the extent any ABL Debt is owed to such Affiliate or Subsidiary.

“Accruals” shall mean, on any date of determination thereof, all accrued but unpaid interest, fees, and other charges (including Enforcement Expenses) owing by any Obligor to any Party under any of the Debt Documents on such date, including any advances made by any Parties to pay such amounts and interest accrued upon any such advances.  Accruals shall expressly include any and all interest accruing or out-of-pocket costs or expenses (including Enforcement Expenses) incurred after the commencement of any Insolvency Proceeding, regardless of whether any Party’s claim therefor is allowed or allowable in such Insolvency Proceeding.

“Actionable ABL Document Default” shall mean the occurrence of any of the following events:  (i) the first date during any 365-day period on which 180 consecutive ABL Document Default Days have occurred, provided that ABL Agent shall have delivered to Notes Agent written notice of such ABL Document Default(s) required by the definition of ABL Document Default Day; or (ii) the commencement of an Insolvency Proceeding by or against an Obligor.

“Actionable Notes Document Default” shall mean the occurrence of any of the following events:  (i) the first date during any 365-day period on which 180 consecutive Notes Document Default Days have occurred, provided that Notes Agent shall have delivered to ABL Agent written notice of such Notes Document Default(s) required by the definition of Notes Document Default Day; or (ii) the commencement of an Insolvency Proceeding by or against an Obligor.

“Adequate Protection” means the protection described in Section 361 of the Bankruptcy Code (or any similar provision of any federal, state or foreign law) that is required to be given, pursuant to Sections 362, 363 or 364 of the Bankruptcy Code (or any similar provision of any federal, state or foreign law), to the holder of a claim against a debtor that is secured by a Lien on property of such debtor.

“Additional Notes” shall have the meaning ascribed to it in the recitals to this Agreement.

“Additional Pari Passu Debt” shall mean Permitted Additional Pari Passu Obligations (as such term is defined in the Notes Security Agreement as in effect on the date hereof or as amended with the consent of the ABL Required Lenders).

“Additional Pari Passu Documents” shall mean any Additional Pari Passu Agreement (as such term is defined in the Notes Indenture as in effect on the date hereof or as amended with the consent of the ABL Required Lenders) and other documentation relating to any other Permitted Additional Pari Passu Obligations (as defined in the Notes Indenture as in effect on the date hereof or as amended with the consent of the ABL Required Lenders).

“Additional Pari Passu Obligations Holders” shall have the meaning ascribed to it in the preamble to this Agreement.

“Agent” shall mean ABL Agent or Notes Agent, as the context may require, and “Agents” shall mean both ABL Agent and Notes Agent.

“Banking Relationship Debt” shall mean indebtedness or other obligations of Obligors to any ABL Secured Party arising out of or relating to Bank Products.

“Bankruptcy Case” shall mean a case commenced by or against an Obligor as debtor under any chapter of the Bankruptcy Code (or any similar provision of any federal, state or foreign law) and any case under another chapter of the Bankruptcy Code (or any similar provision of any federal, state or foreign law) to which any such case is converted.

“Bankruptcy Code” shall mean title 11 of the United States Code.

“Borrower” shall have the meaning ascribed to it in the recitals to this Agreement.

“Borrowing Base” shall have the meaning ascribed to it in the Notes Indenture (as it exists on the date hereof).

“Borrowing Base Certificate” shall mean a certificate that includes a calculation of the Borrowing Base delivered to ABL Agent under the ABL Loan Agreement or in connection with any DIP Financing by which a Borrower certifies to the ABL Agent the amount of the Borrowing Base as of the date of the certificate.

“Capped ABL Debt” shall mean, on any date of determination thereof, the sum of (a) an amount equal to the greater of (i) the Capped ABL Line on such date and (ii) the Maximum ABL Formula Amount on such date, plus (b) Banking Relationship Debt on such date, plus (c) all Accruals (other than Accruals consisting of interest accrued on the principal balance of ABL Debt that is Non-Priority ABL Debt, from and after the date on which such ABL Debt becomes Non-Priority ABL Debt or consisting of Enforcement Expenses incurred solely in connection with the collection of any Non-Priority ABL Debt) and all Indemnity Amounts (excluding those relating solely to the payment of any Non-Priority ABL Debt).

“Capped ABL Line” shall mean, on any date of determination thereof, an amount equal to $180,000,000.

“Capped Notes Debt” shall mean, on any date of determination thereof, an amount equal to (a) the original principal amount of the Initial Notes, minus all principal payments on the Initial Notes after the date of this Agreement, plus (b) the original principal amount of any Additional Notes to the extent the incurrence of such Additional Notes is permitted pursuant to the Notes Indenture as it exists on the date hereof or as amended with the consent of ABL Required Lenders, minus all principal payments on the Additional Notes after the issuance thereof, plus (c) all Accruals (other than Accruals consisting of interest accrued on, or Enforcement Expenses incurred solely in connection with, the collection of the principal balance of Notes Debt that exceeds the amounts described in clauses (a) and (b) of this definition), plus (d) Indemnity Amounts (excluding those Indemnity Amounts relating solely to the payment of Notes Debt that exceeds the amounts described in clauses (a), (b) and (c) of this definition).

“Collateral” shall mean all real and personal property of each Obligor that is at any time subject to a Lien in favor of either Agent, including all property and property interests encompassed within the definition of “Collateral” in any of the ABL Documents or within the definitions of “ABL Priority Collateral” or “Notes Priority Collateral,” and regardless of whether such property now exists or is hereafter created or acquired (and including any such property created, acquired or arising during the pendency of an Insolvency Proceeding).

“Court” shall mean a court of competent jurisdiction.

“Debt Documents” shall mean, in the case of any ABL Party, the ABL Documents to which such ABL Party is a party or in respect of which such ABL Party is a beneficiary; and, in the case of any Notes Party, the Notes Documents to which such Notes Party is a party or in respect of which such Notes Party is a beneficiary.

“DIP Financing” shall mean an extension of credit pursuant to Section 364 of the Bankruptcy Code (or any similar provision of any federal, state or foreign law) by a Person (including any Party) to an Obligor in a Bankruptcy Case of such Obligor, whether such extension of credit is in the form of loans, letters of credit, Bank Products or otherwise and whether such extension of credit is secured by a Lien that is subordinate to, on parity with, or, in the case of any such financing by a Party, senior to or on parity with any Lien of a Party.

“DIP Lender” shall mean a Person who provides DIP Financing to an Obligor, whether individually or in concert with one or more other providers of such financing.

“Discharge of the Priority ABL Debt” shall mean, except to the extent otherwise provided in Section 7(d), the occurrence of all of the following:  (i) termination of all Commitments of ABL Parties for ABL Loans, Letters of Credit or other extensions of credit; (ii) Payment in Full of all principal, interest, premium (if any), fees and other charges comprising Priority ABL Debt (other than undrawn Letters of Credit), whether or not such interest, fees or other charges accrue or are incurred prior to or during pendency of an Insolvency Proceeding and whether or not any of the same are allowed or recoverable in any Bankruptcy Case pursuant to Section 506 of the Bankruptcy Code or otherwise; (iii) discharge or cash collateralization (at 105% of the aggregate undrawn amount) of all outstanding Letters of Credit constituting Priority ABL Debt; and (iv) Payment in Full of all other Priority ABL Debt that is outstanding and unpaid at the time that the termination, expiration, payment, discharge and/or cash collateralization set forth in clauses (i) through (iii) above have occurred (other than any obligations for taxes, indemnifications, and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of the Priority Notes Debt” shall mean, except to the extent otherwise provided in Section 7(d), the occurrence of all of the following:  (i) Payment in Full of all principal, interest, premium (if any), fees and other charges comprising Priority Notes Debt, whether or not such interest, fees or other charges accrue or are incurred prior to or during pendency of an Insolvency Proceeding and whether or not any of the same are allowed or recoverable in any Bankruptcy Case pursuant to Section 506 of the Bankruptcy Code or otherwise; and (ii) Payment in Full of all other Priority Notes Debt that is outstanding and unpaid at the time that payment set forth in clause (i) above has occurred (other than any obligations for taxes, indemnifications, and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

“Enforcement Expenses” shall mean all costs, expenses, fees or advances that any Party may make, suffer or incur, in each case after the occurrence of an ABL Document Default or Notes Document Default on account of or in connection with (i) the repossession, storage, repair, field examination, audit, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting, or otherwise preserving or realizing upon any Collateral; (ii) the settlement or satisfaction of any prior Lien or other encumbrance upon any of the Collateral (other than Liens in favor of a Party); (iii) the retention by a Party of consultants, including turnaround management consultants, accountants, attorneys, appraisers, auctioneers and environmental engineers; or (iv) the enforcement of any of the Debt Documents or the collection of any of the ABL Debt or Notes Debt, as applicable.  Such costs, expenses, and advances may include, without limitation, storage fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, environmental assessment fees, and wages and salaries paid to employees of any Obligor or any independent contractors in liquidating or collecting any Collateral.

“Enforcement Notice” shall mean a written notice provided by an Agent to the other Agent in which the notifying Agent indicates its intent to initiate a Lien Enforcement Action and specifies the date on or after which the notifying Agent proposes to initiate such Lien Enforcement Action (but such notice need not be sent to any Obligor or any other Party).

“Equipment Collateral” shall mean any portion of the Collateral consisting of equipment, as that term is defined in the UCC.

“Holder” and “Holders” shall have the meanings ascribed to it in the preamble to this Agreement.

“Inadequate Protection Claim” shall mean the claim under Section 507(b) of the Bankruptcy Code that may be asserted by the holder of a secured claim to the extent that the Adequate Protection afforded the holder of such claim proves to be inadequate.

“Indemnity Amount” shall mean, on any date of determination thereof, the amount required to be paid by any Obligor to any Party on such date pursuant to any indemnity provisions contained in any of the Debt Documents (excluding any obligations to pay the principal amount of any Loans, the reimbursement amount of any Letter of Credit or Accruals).

“Initial Notes” shall have the meaning ascribed to it in the recitals to this Agreement.

“Insolvency Proceeding” shall mean any action, case or proceeding commenced by or against an Obligor, or any agreement of such Obligor, for (i) the entry of an order for relief against such Obligors under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver, trustee, liquidator or other custodian for such Obligor or any part of such Obligor’s assets, (iii) an assignment or trust mortgage for the benefit of creditors of such Obligor, or (iv) the total or partial liquidation, dissolution or winding up of the affairs of such Obligor.

“Lien” shall mean any security interest, lien, security title or other interest in property securing an obligation owed to, or a claim by, a Person, whether such security interest, lien,

security title or other interest is based on common law, statute, contract, judgment or court order, including any Adequate Protection or other Liens granted in any Insolvency Proceeding (including any agreement to provide any of the foregoing, and any conditional sale or other title retention agreement, and any lease in the notice thereof).  The term “Lien” shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

“Lien Enforcement Action” shall mean any action taken by an Agent, during any period that an ABL Document Default or Notes Document Default exists, to seize, repossess, replevy, attach, garnish, levy upon, collect the proceeds of, foreclose its Lien upon, sell or otherwise dispose of any Collateral, whether by judicial action, under power of sale, by self-help repossession, by notification to account debtors or otherwise, including any effort to seek relief from the automatic stay in any Insolvency Proceeding, the exercise of any right of setoff or recoupment or the exercise of any rights under any landlord, bailee, control, mortgage or similar agreement with a Person who is not an Obligor and that relates to any Collateral; provided that, for the avoidance of doubt, none of the following shall constitute a Lien Enforcement Action: (i) making demand for payment or accelerating the maturity of the ABL Debt or the Notes Debt; (ii) the receipt and application by ABL Agent to the ABL Debt of collections of Accounts or proceeds of other ABL Priority Collateral received from account debtors or through any lockbox or other cash management arrangement, whether or not any ABL Document Default exists at the time of application; (iii) the implementation of reserves under the ABL Loan Agreement; (iv) the reduction of advance rates under the ABL Loan Agreement; (v) the cessation (whether temporary or permanent) of lending under the ABL Loan Agreement due to the existence of an overadvance, the existence of an ABL Document Default or failure to satisfy conditions precedent; (vi) the exercise by any ABL Secured Party of any right of offset with respect to Banking Relationship Debt; or (vii) the filing by a Party of a proof of claim in any Insolvency Proceeding.

“Maximum ABL Formula Amount” shall mean, on any date of determination thereof, an amount equal to the Borrowing Base.  The Maximum ABL Formula Amount shall be calculated solely by reference to the most recent Borrowing Base Certificate received by ABL Agent (or, if not required to be delivered to ABL Agent under the ABL Loan Agreement or any DIP Financing, solely by reference to the most recent consolidated balance sheet of FGI and its Restricted Subsidiaries (as defined in the Notes Indenture)) prior to the funding of any Revolver Loans or the incurrence of any Letter of Credit Obligations and without regard to any events, transactions or occurrences subsequent to ABL Agent’s receipt of such Borrowing Base Certificate (or, if applicable, such consolidated balance sheet), including any decreases in the Maximum ABL Formula Amount occurring as a result of (i) any decrease in the book value (calculated in accordance with GAAP) of accounts receivable or inventory thereafter; (ii) the return of uncollected checks or other items of payment applied to the reduction of the Revolver Loans, or other similar or involuntary or unintentional actions; (iii) any failure of Borrowers to report accurately the book value of accounts receivable or inventory on any Borrowing Base Certificate (or, if applicable, such consolidated balance sheet); or (iv) the appraisal or revaluation of any account or inventory.

“Non-Priority ABL Debt” shall mean, on any date, the amount of ABL Debt on such date in excess of the Capped ABL Debt.  Non-Priority ABL Debt shall not include any portion of the ABL Loans or Letter of Credit Obligations that, on the date of funding by ABL Lenders in the case of ABL Loans or the date of issuance in the case of Letter of Credit Obligations, did not cause the aggregate amount of ABL Loans and Letter of Credit Obligations outstanding on such date to exceed the Borrowing Base (as the calculation of the Borrowing Base is described in the definition of Maximum ABL Formula Amount).  The Capped ABL Debt on any date shall not be deemed to have been exceeded on such date solely by the addition to the amount of ABL Loans outstanding of any ABL Loan or Refunding Loan to pay Accruals, Indemnity Amounts or Letter of Credit Obligations.

“Non-Priority Notes Debt” shall mean, on any date, the amount of Notes Debt on such date that exceeds the Capped Notes Debt.

“Notes” shall have the meaning ascribed to it in the recitals to this Agreement.

“Notes Agent” shall have the meaning ascribed to it in the preamble to this Agreement.

“Notes Cash Collateral” shall have the meaning ascribed to it in Section 7(c) hereof.

“Notes Debt” shall mean, on any date of determination thereof, all liabilities and obligations of Obligors under the Notes Indenture, the Initial Notes and the Additional Pari Passu Documents (including the Additional Pari Passu Debt).  Notes Debt shall expressly include any and all interest accruing and out-of-pocket costs and Enforcement Expenses incurred after the date of any filing by or against any Obligor of any petition or complaint initiating any Insolvency Proceeding, regardless of whether any Notes Party’s claim therefor is allowed or allowable in the Insolvency Proceeding commenced by the filing of such petition or complaint.

“Notes Document Default” shall mean an “Event of Default” (as defined in the Notes Security Agreement as in effect on the date hereof or as amended with the consent of ABL Required Lenders or as permitted hereunder) under the Notes Indenture.

“Notes Document Default Day” shall mean a day on which a Notes Document Default exists and the Notes Debt (other than the Additional Pari Passu Debt) or the Additional Pari Passu Debt, or both, has or have been accelerated or matured, but only if prior to such day Notes Agent has given to ABL Agent written notice pursuant to Section 13 that such Notes Document Default exists and that the Notes Debt (other than the Additional Pari Passu Debt) or the Additional Pari Passu Debt, or both, has or have been accelerated or matured.  The notice of a Notes Document Default and acceleration or maturity shall not constitute the giving of any notice required under applicable law with respect to any Lien Enforcement Action by Notes Agent, and ABL Parties do not waive any rights to any such notice.

“Notes Documents” shall mean the Notes Indenture, the Initial Notes, the Notes Security Agreement, the Additional Pari Passu Documents and all other instruments or agreements now or hereafter evidencing or securing the payment or performance of all or any part of the Notes Debt.

“Notes Holder” shall have the meaning ascribed to it in the preamble to this Agreement.

“Notes Indenture” shall have the meaning ascribed to it in the recitals to this Agreement.

“Notes Liens” shall have the meaning ascribed to it in the recitals to this Agreement.

“Notes Parties” shall mean, collectively, Notes Agent, Trustee and Holders.

“Notes Priority Collateral” shall mean all the types and items of Collateral that are described in Exhibit B attached hereto and made a part hereof.

“Notes Security Agreement” shall mean the Security Agreement dated as of the date hereof among Obligors and Notes Agent, as amended, restated or otherwise modified from time to time.

“Obligor” shall mean each Borrower, each Guarantor and each other Person who is at any time liable for payment of the whole or any part of the ABL Debt or the Notes Debt or who has granted a Lien upon any of such Person’s assets to secure the payment of the whole or any part of the ABL Debt or the Notes Debt.

“Party” shall mean each ABL Secured Party and each Notes Party.

“Payment in Full” shall mean, with respect to any debt (including any ABL Debt or any Notes Debt), the full, final and indefeasible payment, in cash, of such debt.

“Person” shall mean any natural person, sole proprietorship, corporation, partnership, limited liability company, joint venture, business trust, other business entity, or any governmental unit, agency, bureau or political subdivision.

“Priority ABL Debt” shall mean all ABL Debt other than Non-Priority ABL Debt, and shall include all DIP Financing provided by one or more ABL Lenders to the extent permitted by Section 7(b) or otherwise approved by a Court and subject to the last sentence of Section 7(b).

“Priority Notes Debt” shall mean all Notes Debt other than Non-Priority Notes Debt, and shall include all DIP Financing provided by one or more Notes Parties to the extent permitted by Section 7(c) or otherwise approved by a Court and subject to the last sentence of Section 7(c).

“Qualified Refinancing” shall mean, on any date, a refinancing of all of the ABL Debt or the Notes Debt by loans, notes or other extensions of credit to one or more Obligors, but only if the Person providing such refinancing is not an Obligor or an Affiliate of an Obligor and agrees to be bound by the terms of this Agreement and such refinancing would not (i) shorten the date for any scheduled principal payment of the indebtedness being refinanced, (ii) increase the default or the non-default rate of interest that would otherwise be applicable to the indebtedness being refinanced in excess of 2% of the rate of interest in effect on the date of this Agreement, (iii) subject Borrowers to covenants or events of default that are materially more restrictive or onerous than those contained in the documentation evidencing the indebtedness being refinanced in the good faith judgment of the Company, (iv) subject Borrowers to a greater rate of principal amortization than the rate required in documentation evidencing the indebtedness being refinanced, or (v) fail to comply with the restrictions in Section 8(e) or Section 8(f), as applicable.

“Real Estate Collateral” shall mean any portion of the Collateral consisting of real estate and any improvements thereon or fixtures thereto.

“Refunding Loan” shall mean an advance made by any ABL Party, after the occurrence and during the continuance of any ABL Document Default, to pay or cash collateralize any ABL Loan, Indemnity Amounts, Letter of Credit Obligations or Accruals (except to the extent that any of the foregoing components of ABL Debt constitute, on the date of funding any such Refunding Loan used to pay such components, Non-Priority ABL Debt).

“Required Lenders” shall mean “Required Lenders” under (and as defined in) the ABL Loan Agreement.

“Superpriority Claim” shall mean a claim under Section 364(c)(1) of the Bankruptcy Code.

“Trustee” shall have the meaning ascribed to it in the recitals to this Agreement.

“UCC” shall mean the Uniform Commercial Code as in force and effect in the State of New York or any other applicable jurisdiction, the laws of which are required to be applied in connection with the issuance, perfection, enforcement, validity or effect of security interests.

(b)                                  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or subdivision; all references to a “Section” shall be to a section of this Agreement unless otherwise specifically provided herein; all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; all references to any instruments or agreements shall include any and all amendments or modifications thereto and any and all restatements, extensions or renewals thereof; all references to “including” and “include” shall be understood to mean “including, without limitation” and “include, without limitation”; all references to Liens in favor of an Agent shall be understood to mean Liens held by such Agent for its benefit and for the benefit of ABL Secured Parties or Notes Parties, as applicable; all references to a Person (including a Party) shall be understood to mean such Person’s successors and permitted assigns; and all references to any dollar amount or payment in cash shall be understood to mean such amount in Dollars and such payment in Dollars.

(c)                                   All agreements made herein by ABL Agent shall be deemed to have been made by ABL Agent on behalf of itself and the other ABL Secured Parties; all agreements made herein by Notes Agent shall be deemed to have been made by Notes Agent on behalf of itself and the other Notes Parties; and all representations and agreements by a Party that is not a signatory hereto shall be deemed to have been made by such Party and binding upon it to the extent that such Party is a party to any of the Notes Documents or ABL Documents.

2.                                      Consents to Liens.  ABL Agent hereby consents to each Obligor’s grant of Liens in the Collateral to Notes Agent pursuant to the  Notes Documents as security for payment and performance of all of the Notes Debt and agrees that the existence of such Liens shall not constitute an ABL Document Default.  Notes Agent hereby consents to each Obligor’s grant of Liens in the Collateral to ABL Agent pursuant to the ABL Documents as security for the payment and performance of all of the ABL Debt and agrees that the existence of such Liens shall not constitute a Notes Document Default.  ABL Agent does not consent to any Notes Party (other than Notes Agent) obtaining any Liens with respect to any of the Collateral (other than Liens obtained by operation of law or a judicial proceeding, which Liens shall be subject to Section 3(a) regardless of whether such Liens are in favor of Notes Agent or any other Notes Party), and Notes Agent does not consent to any ABL Party (other than ABL Agent) obtaining any Liens with respect to any of the Collateral (other than Liens obtained by operation of law or a judicial proceeding, which Liens will be subject to Section 3(a) regardless of whether such Liens are in favor of ABL Agent or any other ABL Party); and if any ABL Party (other than ABL Agent) or any Notes Party (other than Notes Agent) obtains any Lien with respect to the Collateral to secure the ABL Debt or Notes Debt, respectively, such Lien shall be subject to all of the provisions of this Agreement as if it were obtained and held by Notes Agent, in the case of any Lien obtained by any other Notes Party, or by ABL Agent, in the case of any Lien obtained by any other ABL Party.

3.                                      Priority of Liens.

(a)                                   Agents agree that, at all times, whether before, after or during the pendency of any Insolvency Proceeding and notwithstanding the priorities that would ordinarily result from the order of granting, attachment or perfection of any Liens, the order of filing or recording of any financing statements, mortgages, assignments, or other charges or encumbrances in respect of the Collateral or of possession or control of any Collateral, the priorities that would otherwise apply under applicable law or the enforceability of any such Liens, (i) any Liens that ABL Agent may at any time have in or with respect to any of the ABL Priority Collateral shall constitute first priority Liens in such property to secure the payment and performance of all of the ABL Debt and any DIP Financing provided by any ABL Parties in accordance with Section 7(b) and shall be superior to all Liens or other interests at any time held by Notes Agent in the same property arising pursuant to the Notes Documents, by operation of applicable law or otherwise, and all Liens and other interests at any time held by Notes Agent in any of the ABL Priority Collateral shall be subordinate and junior in priority to any Liens at any time held by ABL Agent therein; and (ii) any Liens that Notes Agent may at any time have in or with respect to any of the Notes Priority Collateral shall constitute first priority Liens in such property to secure the payment and performance of all of the Notes Debt and any DIP Financing provided by any Notes Parties in accordance with Section 7(c) and shall be superior to all Liens or other interests, if any, at any time held by ABL Agent in the same property arising pursuant to the ABL Documents, by operation of applicable law or otherwise, and all Liens and other interests, if any, at any time held by ABL Agent in any of the Notes Priority Collateral shall be subordinate and junior in priority to any Liens at any time by Notes Agent therein.  For purposes of the foregoing priorities, any claim of a right of setoff by any Party shall be treated in all respects as a Lien and no claim to right of setoff by any Party shall be asserted to defeat or diminish the rights or priorities provided for herein in favor of another Party having a senior Lien in respect of the property of an Obligor that is subject to offset, provided that nothing herein shall affect, impair or defeat in any way the right of any ABL Party to assert offset rights in respect of Banking Relationship Debt.

(b)                                  The subordination provisions contained in Section 3(a) relate to the priority of all Liens granted to, or otherwise obtained by, each Agent by Obligors (whether by grant, possession, statute, operation of law, subrogation or otherwise).  It is not Notes Agent’s responsibility to ensure the validity, perfection or enforceability of the Liens granted by each Obligor to ABL Agent for the benefit of ABL Parties; and it is not ABL Agent’s responsibility to ensure the validity, perfection or enforceability of the Liens granted by each Obligor to Notes Agent for the benefit of Notes Parties.  No Party shall (and each Party waives any right it may ever have to) institute, encourage, or join as a party in the institution of, or assist in the prosecution of, any action, suit or other proceeding (including any adversary proceeding or contested matter in any Bankruptcy Case or other Insolvency Proceeding) seeking a determination that the Lien of any other Party in any of the Collateral is invalid, unenforceable, unperfected, avoidable, subject to equitable subordination or recharacterization or not entitled to the priorities described herein.  Nothing in this Agreement shall be construed to prevent or impair the rights of either of the Agents to enforce this Agreement, including the priority of the Liens established by this Agreement, or to be or operate as a subordination of any of the Notes Debt to any of the ABL Debt, or vice versa.

(c)                                   If at any time either Agent shall make a Permitted Subordination (as defined below), with respect to any Collateral, to or in favor of any Person, the priority of such Agent’s Liens vis-à-vis the Liens therein of the other Agent shall not be affected thereby and the subordinating Agent’s Liens shall continue to be junior in priority to the other Agent’s Liens in the affected Collateral as and to the extent provided in this Section 3.  As used herein, the term “Permitted Subordination” shall mean a voluntary subordination by ABL Agent of its Liens with respect to any or all ABL Priority Collateral, or by Notes Agent of its Liens with respect to any or all Notes Priority Collateral, in favor of depository banks, securities or commodities intermediaries, landlords, mortgagees, custom brokers, freight forwarders, carriers, warehousemen, factors, Persons who provide DIP Financing and other Persons who provide goods or services to an Obligor in the ordinary course of business.

4.                                      Lien Enforcement Action.

(a)                                  Notwithstanding any rights or remedies available to any Party under its Debt Documents, applicable law or otherwise, and whether before, during or after the pendency of any Insolvency Proceeding, (i) no Notes Party shall initiate any Lien Enforcement Action with respect to any ABL Priority Collateral prior to the Discharge of the Priority ABL Debt, and no ABL Party shall initiate any Lien Enforcement Action with respect to any Notes Priority Collateral prior to the Discharge of the Priority Notes Debt; (ii) ABL Agent shall have the exclusive right and sole power to initiate any Lien Enforcement Action with respect to, and thereby to collect, foreclose upon, sell, transfer, liquidate or otherwise dispose of, the ABL Priority Collateral as provided in the ABL Documents or by applicable law, in the manner deemed appropriate by ABL Agent, without regard to any Lien of Notes Agent therein and without consultation with or the consent of any Notes Parties and Notes Parties will not oppose, object to or delay ABL Agent’s action in enforcing its Liens and remedies with respect to any of the ABL Priority Collateral, unless and to the extent ABL Agent shall act in a manner that is violative of applicable law or this Agreement; and (iii) Notes Agent shall have the exclusive right and sole power to initiate any Lien Enforcement Action with respect to, and thereby to collect, foreclose upon, sell, transfer, liquidate or otherwise dispose of, the Notes Priority Collateral as provided in the Notes Documents or by applicable law, in the manner deemed appropriate by Notes Agent, without regard to any Lien of ABL Agent therein (subject to Section 9) and without consultation with or the consent of any ABL Parties, and ABL Parties will not oppose, object to or delay Notes Agent’s action in enforcing its Liens and remedies with respect to any of the Notes Priority Collateral unless and to the extent that Notes Agent shall act in a manner that is violative of applicable law or this Agreement.  If a Party, in violation of the terms of this Agreement, initiates any Lien Enforcement Action against any Obligor or any of the Collateral, the Agent for the other Parties may intervene in any such Lien Enforcement Action and may interpose this Agreement as a defense or plea thereto (in its name or in the name of Obligors) and shall be entitled to specific performance of the terms hereof.

(b)                                  (i)                                     Notwithstanding the foregoing Section 4(a), if any Actionable Notes Document Default shall occur and be continuing, Notes Agent may initiate a Lien Enforcement Action with respect to any ABL Priority Collateral, subject to Notes Agent’s providing prior notice to ABL Agent (no more than 30 days and no less than 10 days prior to the commencement of any Lien Enforcement Action, which notice may be given during the 180 day period described in the definition of Actionable Notes Document Default) of Notes Agent’s intent to do so; provided, however, that, until Discharge of the Priority ABL Debt, Notes Agent will not take (or continue to take) any Lien Enforcement Action or seek or exercise (or continue to seek or exercise) any remedies under the Notes Documents or applicable law with respect to any of the ABL Priority Collateral if and for so long as ABL Agent is either diligently pursuing, in good faith, its own Lien Enforcement Action with respect to all or a material part of the ABL Priority Collateral or is enjoined or stayed or otherwise prohibited by applicable law from taking such Lien Enforcement Action.

(ii)                                  Notwithstanding the foregoing Section 4(a), if any Actionable ABL Document Default shall occur and be continuing, ABL Agent may initiate a Lien Enforcement Action with respect to any Notes Priority Collateral, subject to ABL Agent’s providing prior written notice to Notes Agent (no more than 30 days and no less than 10 days prior to the commencement of any Lien Enforcement Action, which notice may be given during the 180 day period described in the definition of Actionable ABL Document Default) of ABL Agent’s intent to do so; provided, however, that, until Discharge of the Priority Notes Debt, ABL Agent will not take (or continue to take) any Lien Enforcement Action or seek or exercise (or continue to seek or exercise) any remedies under the ABL Documents or applicable law with respect to any of the Notes Priority Collateral if and for so long as Notes Agent is either diligently pursuing in good faith, its own Lien Enforcement Action with respect to all or a material part of the Notes Priority Collateral or is enjoined or stayed or otherwise prohibited by applicable law from taking such Lien Enforcement Action.

(c)                                   Nothing in this Agreement shall be construed to limit or impair in any manner any right of (i) Notes Agent to commence a Lien Enforcement Action with respect to any Notes Priority Collateral in accordance with the Notes Documents and applicable law or ABL Agent to commence a Lien Enforcement Action with respect to any ABL Priority Collateral in accordance with the ABL Documents and applicable law, (ii) any Party otherwise having authority under applicable law to do so to bid for and purchase, for cash (in the case of a bid by any Notes Party with respect to ABL Priority Collateral prior to Discharge of the Priority ABL Debt, or in the case of a bid by any ABL Party with respect to Notes Priority Collateral prior to Discharge of the Priority Notes Debt), any Collateral at any private, public or judicial foreclosure or other sale initiated by any other Party, (iii) any Party to seek to join (but not control or unreasonably delay in any manner) any foreclosure or other judicial Lien enforcement proceeding with respect to any of the Collateral initiated by any other Party if such joinder is required under applicable law for such Party to be entitled to receive any proceeds of Collateral to the extent allowed by this Agreement, (iv) any Party to receive the proceeds of any authorized Lien Enforcement Action in respect of any Collateral in accordance with the terms of this Agreement, (v) any party to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading by any other Person objecting to or otherwise seeking the disallowance of the claims of such Party, including any claims secured by any of the Collateral, subject in all events to the terms of this Agreement, (vi) any Party to vote on any plan of reorganization or liquidation and to file any proof of claim in any Insolvency Proceeding or otherwise, in each case subject to all of the terms of this Agreement, (vii) any Agent to file a claim or statement of interest with respect to the Note Debt or ABL Debt, as applicable; provided that an Insolvency Proceeding has been commenced by or against any Obligor, or (viii) any Agent to take any action (not adverse to the priority status of the Liens described hereunder) in order to create, perfect, preserve or protect (but, subject to the provisions of Section 4(b) hereof, not enforce) its Lien on any of the ABL Priority Collateral or Notes Priority Collateral.

(d)                                  (i)                                     ABL Agent’s Liens on the proceeds of ABL Priority Collateral shall not be released, terminated, discharged, impaired, or extinguished by any Lien Enforcement Action by Notes Agent undertaken by Notes Agent with respect to any ABL Priority Collateral, and the priority of such Liens shall continue to be governed by Section 3.  If any Notes Party shall receive proceeds from any sale, collection, liquidation, casualty or other disposition of any ABL Priority Collateral in connection with the initiation of any Lien Enforcement Action, the Notes Party in receipt of such proceeds shall be obligated to hold such proceeds in trust and promptly turn over such proceeds to ABL Agent for application to the ABL Debt or Notes Debt, as applicable, in accordance with Section 5.  ABL Agent shall be empowered to endorse, in the name and on behalf of any Notes Party, any check or other payment item made payable to such Notes Party and turned over to ABL Agent pursuant to the provisions of this Section 4(d)(i).

(ii)                                   Notes Agent’s Liens on the proceeds of Notes Priority Collateral shall not be released, terminated, discharged, impaired, or extinguished by any Lien Enforcement Action by ABL Agent undertaken by ABL Agent with respect to any Notes Priority Collateral, and the priority of such Liens shall continue to be governed by Section 3.  If any ABL Party shall receive proceeds from any sale, collection, liquidation, casualty or other disposition of any Notes Priority Collateral in connection with the initiation of any Lien Enforcement Action, the ABL Party in receipt of such proceeds shall be obligated to hold such proceeds in trust and promptly turn over such proceeds to Notes Agent for application to the Notes Debt or ABL Debt, as applicable, in accordance with Section 5.  Notes Agent shall be empowered to endorse, in the name and on behalf of any ABL Party, any check or other payment item made payable to such ABL Party and turned over to Notes Agent pursuant to the provisions of this Section 4(d)(ii).

(e)                                   Each Party waives any right to require any other Party to marshal any security or Collateral or otherwise to compel any Party to seek recourse against or satisfaction of any of the ABL Debt or Notes Debt, as applicable, from one source before seeking recourse or satisfaction from any other source.  Except as expressly set forth in this Agreement or as may be imposed under or required by applicable law, no Party shall have any duties or responsibilities to any other Parties with respect to any of the Collateral.  Notes Parties will not contest, protest or object to any Lien Enforcement Action taken by ABL Parties in respect of ABL Priority Collateral, including the method, manner or timing of any such Lien Enforcement Action, and ABL Parties will not contest, protest or object to any Lien Enforcement Action with respect to the Notes Priority Collateral taken by Notes Parties, including the method, manner or timing of any such Lien Enforcement Action.

(f)                                     In the event that the ABL Agent becomes a judgment Lien creditor in respect of Notes Priority Collateral or the Notes Agent becomes a judgment Lien creditor in respect of ABL Priority Collateral, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Notes Debt and ABL Debt, respectively, are subject to this Agreement.

5.                                      Allocation of Proceeds of Collateral.

(a)                                  (i)                                     All proceeds that are received by any Party from any sale, collection, lease or other disposition of any ABL Priority Collateral (whether received from an Obligor, pursuant to a Lien Enforcement Action or in connection with any claim under any insurance policy or condemnation award) shall be distributed as follows:  (A) first, in payment of any Enforcement Expenses incurred by the Agent conducting Lien Enforcement Action with respect to such ABL Priority Collateral, provided such Lien Enforcement Action was not initiated in violation of this Agreement; (B) second, to ABL Agent for application to the Priority ABL Debt, in such order of application as the holders of such Priority ABL Debt may elect consistent with the ABL Documents, until Discharge of the Priority ABL Debt; (C) third, to Notes Agent for application to the Priority Notes Debt, in such order of application as Notes Parties may elect consistent with the Notes Documents, until Discharge of the Priority Notes Debt; (D) fourth, to ABL Agent for application to any Non-Priority ABL Debt remaining until Payment in Full of all such Non-Priority ABL Debt; and (E) fifth, to Notes Agent for application to any Non-Priority Notes Debt remaining until Payment in Full of all such Non-Priority Notes Debt; provided, that notwithstanding anything in this Agreement that may be construed to the contrary in the event Notes Agent receives, in connection with any Bankruptcy Case or other Insolvency Proceeding, any proceeds of any ABL Priority Collateral and the Lien in favor of ABL Agent with respect to such ABL Priority Collateral has been voided, avoided or equitably subordinated by a court of competent jurisdiction pursuant to a final order, then such proceeds received by Notes Agent with respect to the ABL Priority Collateral in respect of which the Lien in favor of ABL Agent has been voided, avoided, equitably subordinated or otherwise invalidated may be applied, to the extent permitted under applicable law, to the payment of the Notes Debt in accordance with the Notes Documents.

(ii)                                  All proceeds that are received by any Party from any sale, collection, lease or other disposition of any Notes Priority Collateral (whether received from an Obligor, pursuant to a Lien Enforcement Action or in connection with any claim under any insurance policy or condemnation award) shall be distributed as follows:  (A) first, in payment of any Enforcement Expenses incurred by the Agent conducting Lien Enforcement Action with respect to such Notes Priority Collateral, provided such Lien Enforcement Action was not initiated in violation of this Agreement; (B) second, to Notes Agent for application to the Priority Notes Debt, in such order of application as the holders of such Priority Notes Debt may elect consistent with the Notes Documents, until Discharge of the Priority Notes Debt; (C)

third, to ABL Agent for application to the Priority ABL Debt, in such order of application as ABL Parties may elect consistent with the ABL Documents, until Discharge of the Priority ABL Debt; (D) fourth, to Notes Agent for application to any Non-Priority Notes Debt remaining until Payment in Full of all such Non-Priority Notes Debt; and (E) fifth, to ABL Agent for application to any Non-Priority ABL Debt remaining until Payment in Full of all such Non-Priority ABL Debt; provided, that notwithstanding anything in this Agreement that may be construed to the contrary in the event ABL Agent receives, in connection with any Bankruptcy Case or other Insolvency Proceeding, any proceeds of any Notes Priority Collateral and the Lien in favor of Notes Agent with respect to such Notes Priority Collateral has been voided, avoided or equitably subordinated by a court of competent jurisdiction pursuant to a final order, then such proceeds received by ABL Agent with respect to the Notes Priority Collateral in respect of which the Lien in favor of Notes Agent has been voided, avoided, equitably subordinated or otherwise invalidated may be applied, to the extent permitted under applicable law, to the payment of the ABL Debt in accordance with the ABL Documents.

(b)                                 Nothing herein shall be construed to require ABL Loan Parties to reduce any of their Commitments with respect to the funding of ABL Loans or the issuance of Letters of Credit as a result of their receipt of any amounts applied to any portion of the ABL Debt.  If any ABL Party shall receive any insurance proceeds or condemnation awards related to the ABL Priority Collateral, such ABL Party shall be authorized to hold such proceeds or awards and release them to Borrowers in accordance with the provisions of such ABL Party’s Debt Documents; and if any Notes Party shall receive any insurance proceeds or condemnation awards related to the Notes Priority Collateral, such Notes Party shall be authorized to hold such proceeds or awards and release them to Borrowers in accordance with the provisions of such Notes Party’s Notes Documents.

6.                                      Release of Liens.

(a)                                   In connection with any sale or other disposition of any ABL Priority Collateral (A) by an Obligor, if such sale or other disposition of ABL Priority Collateral is authorized by the Notes Documents or otherwise permitted under the ABL Documents (as in effect on the date hereof or as hereafter in effect); or (B) by ABL Agent pursuant to a Lien Enforcement Action, in each case which results in the release of the ABL Lien on such item of ABL Priority Collateral, the Notes Lien on such item of ABL Priority Collateral will be automatically released and all Notes Parties shall be deemed to have consented to any sale or other disposition of any ABL Priority Collateral to the extent that Notes Agent is obligated pursuant to the foregoing provisions to release and discharge its Liens with respect to such Collateral; provided that the net proceeds realized from any sale or other disposition of ABL Priority Collateral as described in this Section 6(a) shall be allocated and applied in accordance with Section 5 and this Section 6(a) and neither Agent’s Liens in respect of such proceeds shall be deemed to have been released or discharged prior to such application of such proceeds.  Notes Agent promptly shall execute and deliver to ABL Agent such termination statements, releases and other documents as ABL Agent may request to confirm such release and discharge.

(b)                                      Subject to the provisions of Section 9, in connection with any sale or other disposition of any Notes Priority Collateral (A) by an Obligor, if such sale or other disposition of Notes Priority Collateral is authorized by the ABL Documents or otherwise permitted under the Notes Documents (as in effect on the date hereof or as hereafter in effect); or (B) by Notes Agent pursuant to a Lien Enforcement Action, in each case which results in the release of the Notes Lien on such item of Notes Priority Collateral, the ABL Lien on such item of Notes Priority Collateral will be automatically released and all ABL Parties shall be deemed to have consented to any sale or other disposition of any Notes Priority Collateral to the extent that ABL Agent is obligated pursuant to the foregoing provisions to release and discharge its Liens with respect to such Collateral; provided that the net proceeds realized from any sale or other disposition of Notes Priority Collateral as described in this Section 6(b) shall be allocated and applied in accordance with Section 5 and this Section 6(b) and neither Agent’s Liens in respect of such proceeds shall be deemed to have been released or discharged prior to such application of such proceeds.  ABL Agent promptly shall execute and deliver to Notes Agent such termination statements, releases and other documents as Notes Agent may request to confirm such release and discharge.

7.                                      Agreement on Certain Bankruptcy Matters.

(a)                                   This Agreement shall be applicable both before and after the commencement by or against any Obligor of a Bankruptcy Case or other Insolvency Proceeding and all converted or succeeding cases or proceedings in respect thereof.  The relative rights of the Parties, as provided for in this Agreement, in or to any distributions from or in respect of any Collateral or proceeds thereof shall continue after the commencement of any such Insolvency Proceeding.  If in any Insolvency Proceeding debt obligations of a reorganized Obligor secured by any Liens upon property of such reorganized Obligor are distributed pursuant to a plan of reorganization or similar restructuring plan, both on account of ABL Debt and on account of Notes Debt, then to the extent the debt obligations distributed on account of the ABL Debt and on account of the Notes Debt are secured by Liens upon the same property, the provisions of this Agreement shall survive distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)                                  If, in any Insolvency Proceeding, ABL Agent (in its discretion or acting at the direction of Required Lenders) consents to the use of cash proceeds of any ABL Priority Collateral (“ABL Cash Collateral”) or provides or supports others in providing a DIP Financing secured by a Lien on the ABL Priority Collateral ranking prior to the Note Lien on such ABL Priority Collateral, then no Notes Party shall object to or contest (or support any other Person in objecting or contesting) the use of such ABL Cash Collateral or the provision of such DIP Financing so long as (i) the interest rates, fees, advance rates, lending sub-limits and other terms of such DIP Financing are determined by the Court to be fair and reasonable under the circumstances, (ii) any Lien on Notes Priority Collateral to secure any such DIP Financing is subordinate in priority and right of enforcement to all valid, perfected and unavoidable Liens on Notes Priority Collateral at any time held by Notes Agent as security for the Notes Debt (including Liens granted as Adequate Protection), (iii) DIP Lenders agree that they will not make loans or issue letter of credit accommodations pursuant to such DIP Financing that would intentionally and with actual knowledge on the part of such DIP Lenders at the time such loans or letter of credit accommodations are made cause the aggregate principal balance of the ABL Debt on any date, when added to the outstanding principal balance of such DIP Financing on such date, to exceed the Capped ABL Debt on such date, and (iv) such financing or use of ABL Cash Collateral does not compel any Obligor to seek confirmation of a specific plan of reorganization (other than payment in full of any DIP Financing on the effective date thereof) for which all or substantially all of the material terms are set forth in the financing documentation approved or otherwise authorized by the Court in connection with the DIP Financing or use of ABL Cash Collateral.  Nothing in this Agreement shall limit (x) the right of ABL Parties to consent to the use of ABL Cash Collateral or consent to or provide any DIP Financing on terms other than the terms set forth herein or (y) the right of any Notes Party to object to DIP Financing or the use of ABL Cash Collateral on terms other than those set forth herein; provided, that any Lien on Notes Priority Collateral securing any such DIP Financing provided by any ABL Parties shall be subject to the Lien priorities established hereunder.

(c)                                   If, in any Insolvency Proceeding, Notes Agent (in its discretion or acting at the direction of the requisite holders of the Notes Debt) consents to the use of cash proceeds of any Notes Priority Collateral (“Notes Cash Collateral”) or provides or supports others in providing a DIP Financing secured by a Lien on Notes Priority Collateral ranking prior to the Lien of the ABL Agent on such Notes Priority Collateral, then no ABL Party shall object to or contest (or support any other Person in objecting or contesting) the use of such Notes Cash Collateral or the provision of such DIP Financing so long as (i) the interest rates, fees, advance rates, lending sub-limits and other terms of such DIP Financing are determined by the Court to be fair and reasonable under the circumstances, (ii) any Lien on ABL Priority Collateral to secure any such DIP Financing is subordinate in priority and right of enforcement to all valid, perfected and unavoidable Liens on ABL Priority Collateral at any time held by ABL Agent as security for the ABL Debt (including Liens granted as Adequate Protection), (iii) DIP Lenders agree that they will not make loans or issue letter of credit accommodations pursuant to such DIP Financing that would intentionally and with actual knowledge on the part of such DIP Lenders at the time such loans or letter of credit accommodations are made cause the aggregate principal balance of the Notes Debt on any date, when added to the outstanding principal balance of such DIP Financing on such date, to exceed the Capped Notes Debt on such date, and (iv) such financing or use of Notes Cash Collateral does not compel any Obligor to seek confirmation of a specific plan of reorganization (other than payment in full of any DIP Financing on the effective date thereof) for which all or substantially all of the material terms are set forth in the financing documentation approved or otherwise authorized by the Court in connection with the DIP Financing or use of Notes Cash Collateral.  Nothing in this Agreement shall limit (x) the right of Notes Parties to consent to the use of Notes Cash Collateral or consent to or provide any DIP Financing on terms other than the terms set forth herein or (y) the right of any ABL Party to object to DIP Financing or the use of Notes Cash Collateral on terms other than those set forth herein; provided, that any Lien on ABL Priority Collateral securing any such DIP Financing provided by any Notes Parties shall be subject to the Lien priorities established hereunder.

(d)                                  If any Party shall be required by order of a Court to return, refund or repay (i) to an Obligor or any trustee or other custodian or committee appointed in the Bankruptcy Case or other Insolvency Proceeding any payment or proceeds of the Collateral in connection with any action, suit or proceeding alleging that such Party’s receipt of such payments or proceeds was a transfer voidable under state, federal or foreign law or (ii) to any other Person for any other reason, then such Party shall not be deemed ever to have received such payment or proceeds for purposes of this Agreement in determining whether and when Payment in Full of the ABL Debt or Notes Debt, as applicable, has occurred; provided, however,  that, if any such return, refund or repayment by any ABL Party of any amounts applied to the ABL Debt, and the resulting reinstatement of such amount of ABL Debt, shall be included in the calculation of the Capped ABL Debt then in no event shall the Capped ABL Debt be deemed to have been exceeded by virtue of any such reinstatement of ABL Debt by any ABL Party.

(e)                                   No Notes Party shall oppose (or support the opposition of any other Person) in any Bankruptcy Case or other Insolvency Proceeding to (i) any motion or other request by any ABL Secured Party for Adequate Protection or similar remedy with respect to its Liens upon the ABL Priority Collateral, including any claim of any ABL Secured Party to post-petition interest as a result of the ABL Lien on the ABL Priority Collateral (so long as any post-petition interest paid as a result thereof is not paid from the proceeds of Notes Priority Collateral) or (ii) any objection by any ABL Secured Party to any motion, relief, action or proceeding based on such ABL Secured Party claiming a lack of Adequate Protection with respect to ABL Agent’s Liens in the ABL Priority Collateral.  No ABL Party shall oppose (or support the opposition of any other Person) in any Bankruptcy Case or other Insolvency Proceeding to (i) any motion or other request by any Notes Party for Adequate Protection or similar remedy of Notes Agent’s Liens upon any of the Notes Priority Collateral, including any claim of any Notes Party to post-petition interest as a result of the Notes Lien on the Notes Priority Collateral (so long as any post-petition interest paid as a result thereof is paid solely from the proceeds of Notes Priority Collateral) or (ii) any objection by any Notes Party to any motion, relief, action or proceeding based on such Notes Party claiming a lack of Adequate Protection with respect to Notes Agent’s Liens in the Notes Priority Collateral.  No Notes Party shall seek Adequate Protection with respect to Notes Agent’s Liens in the ABL Priority Collateral unless (A) such request for Adequate Protection consists solely of a request for a replacement Lien upon pre-petition or post-petition assets of such Obligor and the grant of an Inadequate

Protection Claim in respect of Note Agent’s Lien on the ABL Priority Collateral to the extent authorized by Section 507(b) of the Bankruptcy Code, (B) ABL Agent receives a replacement Lien on the same assets of such Obligor as are made subject to a replacement Lien in favor of Notes Agent, and (C) such replacement Lien of ABL Priority Collateral in favor of Notes Agent is subordinate to all Liens at any time held by ABL Agent in the ABL Priority Collateral (including all pre-petition and post-petition Liens of ABL Agent thereon whether arising under the ABL Documents, securing DIP Financing provided by any ABL Secured Parties or constituting Adequate Protection replacement Liens) and such Inadequate Protection Claim in respect of the ABL Priority Collateral is subordinate in right of payment to any Inadequate Protection Claim or Superpriority Claim granted to any ABL Secured Parties with respect to the ABL Priority Collateral.  In the event Notes Agent, on behalf of itself or any Notes Parties, seeks or requests Adequate Protection in respect of Notes Agent’s Liens upon any of the ABL Priority Collateral and such Adequate Protection is granted in the form of additional collateral of a type of asset or property that would constitute ABL Priority Collateral, then Notes Agent agrees that ABL Agent shall also be granted a Lien on such property as security for the ABL Debt and for any DIP Financing provided by any ABL Secured Parties and that any Lien on such property in favor of Notes Agent shall be subordinated to the Lien on such property in favor of ABL Agent securing the ABL Debt and any such DIP Financing provided by any ABL Secured Parties (and all obligations relating thereto) and to any other Liens granted to the ABL Secured Parties as Adequate Protection on the same basis as the other Liens on ABL Priority Collateral in favor of Notes Agent are so subordinated to the Liens on ABL Priority Collateral in favor of ABL Agent under this Agreement.  No ABL Party shall seek Adequate Protection with respect to ABL Agent’s Liens in the Notes Priority Collateral unless (A) such request for Adequate Protection consists solely of a request for a replacement Lien upon pre-petition or post-petition assets of such Obligor and the grant of an Inadequate Protection Claim in respect of ABL Agent’s Liens on Notes Priority Collateral to the extent authorized by Section 507(b) of the Bankruptcy Code, (B) Notes Agent receives a replacement Lien on the same assets of such Obligor as are made subject to a replacement Lien in favor of ABL Agent, and (C) such replacement Lien of Notes Priority Collateral in favor of ABL Agent is subordinate to all Liens at any time held by Notes Agent in the Notes Priority Collateral (including all pre-petition and post-petition Liens of Notes Agent thereon whether arising under the Notes Documents, securing DIP Financing provided by any Notes Parties or constituting Adequate Protection replacement Liens) and such Inadequate Protection Claim in respect of Notes Priority Collateral is subordinate in right of payment to any Inadequate Protection Claim or Superpriority Claim granted to any Notes Parties in respect of the Notes Priority Collateral.  In the event ABL Agent, on behalf of itself or any ABL Parties, seeks or requests Adequate Protection in respect of ABL Agent’s Liens upon any of the Notes Priority Collateral and such Adequate Protection is granted in the form of additional collateral of a type of asset or property that would constitute Notes Priority Collateral, then ABL Agent agrees that Notes Agent shall also be granted a Lien on such property as security for the Notes Debt and for any DIP Financing provided by any Notes Parties and that any Lien on such property in favor of ABL Agent shall be subordinated to the Lien on such property in favor of Notes Agent securing the Notes Debt and any such DIP Financing provided by any Notes Parties (and all obligations relating thereto) and to any other Liens granted to the Notes Parties with respect to the Notes Priority Collateral as Adequate Protection on the same basis as the other Liens on Notes Priority Collateral in favor of ABL Agent are so subordinated to the Liens on Notes Priority Collateral in favor of Notes Agent under this Agreement.

(f)                                     Prior to Discharge of the Priority ABL Debt (including any portion thereof consisting of DIP Financing), no Notes Party shall seek relief from the automatic stay in any Insolvency Proceeding with respect to any ABL Priority Collateral unless (i) otherwise consented to by ABL Agent or (ii) ABL Agent or DIP Lenders under Section 7(b) shall seek relief from the automatic stay to commence a Lien Enforcement Action.  Prior to Discharge of the Priority Notes Debt (including any portion thereof consisting of DIP Financing), no ABL Party shall seek relief from the automatic stay in any Insolvency Proceeding with respect to any Notes Priority Collateral unless (i) otherwise consented to by Notes Agent or (ii) Notes Agent or DIP Lenders under Section 7(c) shall seek relief from the automatic stay to commence a Lien Enforcement Action.

(g)                                 If in any Insolvency Proceeding an Obligor (or any trustee or fiduciary appointed for such Obligor or its assets) shall request approval of a Court to conduct a sale of any ABL Priority Collateral (whether pursuant to Section 363 of the Bankruptcy Code or in accordance with any analogous insolvency law) and if any such sale is consented to by ABL Agent, then no Notes Party shall make (and shall not support the making by any other Person of) any objection to such sale as the holder of a Lien upon any ABL Priority Collateral that is the subject of such sale and, without limiting the generality of the foregoing, shall not object on the basis that the proposed purchase price for the assets is less than the “value” of the Liens of Notes Parties within the meaning of Section 363(f)(3) of the Bankruptcy Code (or any similar provision of any federal, state or foreign law), but Notes Parties may object to a sale on any basis that the holder of an unsecured claim against such Obligor could properly raise (including an objection that the proposed purchase price is inadequate).  If in any Insolvency Proceeding an Obligor (or any trustee or fiduciary appointed for such Obligor or its assets) shall request approval of a Court to conduct a sale of any Notes Priority Collateral (whether pursuant to Section 363 of the Bankruptcy Code or in accordance with any analogous insolvency law) and if any such sale is consented to by Notes Agent, then no ABL Party shall make (and shall not support the making by any other Person of) any objection to such sale as the holder of a Lien upon any Notes Priority Collateral that is the subject of such sale and, without limiting the generality of the foregoing, shall not object on the basis that the proposed purchase price for the assets is less than the “value” of the Liens of ABL Parties within the meaning of Section 363(f)(3) of the Bankruptcy Code (or any similar provision of any federal, state or foreign law), but ABL Parties may object to a sale on any basis that the holder of an unsecured claim against such Obligor could properly raise (including an objection that the proposed purchase price is inadequate).

(h)                                 Each Notes Party hereby waives any claim that it may have against any ABL Secured Party arising out of the election of any ABL Secured Party for the application of Section 1111(b)(2) of the Bankruptcy Code.  Each ABL Party hereby waives any claim that it may have against any Notes Party arising out of the election of any Notes Party for the application of Section 1111(b)(2) of the Bankruptcy Code.

8.                                      Loan Administration; Amendments to Documents.

(a)                                   This Agreement is entered into solely for the purposes set forth herein and, except as is expressly provided otherwise herein, no Party assumes any responsibility to the other Parties to advise such other Parties of information known to such Party regarding the financial condition of any Obligor or regarding the Collateral, or of any other circumstances bearing upon the risk of nonpayment of the obligations of any Obligor under any Debt Documents.  Each Party shall be responsible for managing its relationship with each Obligor and its Debt Documents.  No Party shall be deemed the agent of the others for any purpose except as expressly provided in Section 10 hereof or in the ABL Documents or Notes Documents.

(b)                                  ABL Secured Parties may, subject to the provisions of Section 8(e), agree to modify the terms of any of the ABL Debt and grant extensions of the time of payment or performance to and make compromises (including releases of Liens on ABL Priority Collateral or of guaranties) and settlements with any and all Obligors and all other Persons, in each case without the consent of Notes Parties and without affecting the agreements of Notes Parties in this Agreement.  If an ABL Secured Party should amend or waive any provisions of the ABL Documents, whether or not any ABL Secured Party has knowledge that such amendment or waiver would result in a breach of any Notes Documents or a Notes Document Default, or knowledge of an act, condition or event which with notice or passage of time or both would constitute a Notes Document Default, in no event shall ABL Secured Parties have any liability to any Notes Parties as a result of such breach and, without limiting the generality of the foregoing, ABL Secured Parties shall not have any liability for tortious interference with contractual relations or for inducement by ABL Parties of any Obligor to breach any contract or otherwise.  Nothing contained in this Section 8(b) shall limit, impair or waive any right that Notes Parties have to enforce any of the provisions of the Notes Documents against any Obligor and the provisions of this Agreement against any ABL Secured Party.

(c)                                   Notes Parties may, subject to the provisions of Section 8(f), agree to modify the terms of any of the Notes Debt and grant extensions of time of payment or performance to and make compromises (including releases of liens on Collateral or of guaranties) and settlements with any and all Obligors and all other Persons, in each case without the consent of ABL Parties and without affecting the agreements of ABL Parties in this Agreement.  If a Notes Party should amend or waive any provisions of the Notes Documents, whether or not any Notes Party has knowledge that such amendment or waiver would result in a breach of any ABL Documents or an ABL Document Default, or knowledge of an act, condition or event, which with notice or passage of time or both would constitute an ABL Document Default, in no event shall Notes Parties have any liability to any ABL Party as a result of such breach and, without limiting the generality of the foregoing, Notes Parties shall not have any liability for tortious interference with contractual relations or for inducement by Notes Parties of any Obligor to breach of contract or otherwise.  Nothing in this Section 8(c) shall limit, impair or waive any right that ABL Parties have to enforce any of the provisions of the ABL Documents against any of Obligor and the provisions of this Agreement against any Notes Party.

(d)                                  ABL Parties may make ABL Loans and other extensions of credit to any or all Obligors from time to time pursuant to the ABL Documents or otherwise, and all such ABL Loans and other extensions of credit (to the extent such other extensions of credit are secured by ABL Agent’s Liens upon the Collateral) shall constitute a part of the ABL Debt and nothing herein shall restrict in any manner or in any respect the right of Obligor to obtain additional credit from ABL Secured Parties or the right of ABL Secured Parties to make available such additional credit to any Obligor as ABL Secured Parties may elect in their sole and absolute discretion.  If any ABL Party shall honor a request by Borrowers for any ABL Loans or other financial accommodations under the ABL Loan Agreement, whether or not such ABL Party has knowledge that the honoring of such request would result in a Notes Document Default or has knowledge of any act, condition or event which with notice or passage of time, or both, would constitute a Notes Document Default under the Notes Documents, in no event shall any ABL Party have any liability to any Notes Party as a result of such breach, and, without limiting the generality of the foregoing, ABL Parties shall not have any liability for tortious interference with contractual relations or for inducement by any ABL Party of any Obligor to breach a contract or otherwise.  Nothing in this Section 8(d) shall limit or waive any right Notes Parties may have to enforce any of the Notes Documents against any Obligor on account of a Notes Document Default under the Notes Documents, subject to all of the other terms of this Agreement, including Section 2, Section 4 and Section 7 hereof.

(e)                                   Without the prior written consent of Notes Agent, ABL Parties shall not enter into any amendments to the ABL Documents that would (i) increase the rate of interest (including any amendment to the default rate of interest chargeable under the ABL Documents, but excluding, in any event, any increase resulting from the accrual of interest at the default rate of interest) chargeable under the ABL Loan Agreement by more than 200 basis points, (ii) shorten the term of the credit facility under the ABL Loan Agreement by more than 12 months except after the occurrence of any ABL Document Default, (iii) add any additional material fees, except in connection with the provision of any Bank Products, Letters of Credit or overadvance or in connection with any amendment or restructuring after the occurrence of an ABL Document Default, (iv) condition or place restrictions upon the right of any Obligor to pay (other than to prepay or repurchase) any of the Notes Debt in accordance with the Notes

Documents as in effect on the date hereof except for a restriction on payments that would be violative of this Agreement, or (v) add or make more restrictive any representations, warranties, events of default or covenants unless an ABL Document Default exists and notice thereof is given to Notes Agent or Borrowers concurrently agree to enter into amendments to the Notes Documents to contain substantially the same representations, warranties, events of default or covenants; provided, however, (1) ABL Agent’s discretion to establish additional reserves, release reserves, determine eligibility, reduce/modify advance rates or make overadvances shall not otherwise be limited or affected in any way and (2) the definition of Reserves may be amended to increase the amount of reserves so that the amount of borrowing availability may be reduced, or to release or eliminate such additional reserves to restore or increase the amount of borrowing availability that previously existed.

(f)            Without the prior written consent of ABL Agent, Notes Parties will not agree to any amendment or modification of the Notes Documents that would (i) alter (other than to extend) the amortization schedule or maturity date for the Notes Debt to a date earlier than such amortization schedule or maturity date as in effect on the date hereof; (ii) require prepayments or repurchases of the Notes (in addition to those requirements included in the Notes Indenture on the date hereof); (iii) increase the rate of interest (including any amendment to the default rate of interest chargeable under the Notes Documents, but excluding, in any event, any increase resulting from the accrual of interest at the default rate of interest) chargeable on the Notes by more than 200 basis points; (iv) add any additional material fees, except in connection with any amendment or restructuring after the occurrence of a Notes Document Default; (v) condition or place restrictions upon the right of any Obligor to pay any of the ABL Debt in accordance with the ABL Documents as in effect on the date hereof; or (vi) add or make more restrictive any representations, warranties, events of default or covenants unless a Notes Document Default exists and notice thereof is given to ABL Agent or Borrowers concurrently agree to enter into amendments to the ABL Documents to contain substantially the same representations, warranties, events of default or covenants.  Notes Parties acknowledge the restrictions contained in Section 9.10(c) of the ABL Loan Agreement upon Borrowers’ right to make certain payments in respect of the Notes Debt and agree that they will not knowingly accept or retain any payment of the principal amount of the Notes Debt if such payment is or would be violative of Section 9.10(c) of the ABL Loan Agreement as in effect on the date hereof.

(g)           ABL Agent shall ensure that the ABL Loan Agreement, and Notes Agent shall ensure that the Notes Documents, contain provisions to the effect that each Party thereto or beneficiary thereof (and its successors and assigns), by accepting the benefits thereof, is bound by the terms of this Agreement whether or not a signatory hereto and agrees to abide by and perform all of its obligations hereunder.  Each Agent agrees to include on any now existing or hereafter filed UCC financing statements naming any Obligor as debtor and such Agent as secured party the following text:  The liens of secured party are subject to that certain Intercreditor Agreement among Wachovia Bank, National Association, as ABL Agent, Wilmington Trust FSB, as Notes Agent and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time” or words of similar effect.

9.             Access to and Use of Notes Priority Collateral.

(a)           Prior to the completion of foreclosure by Notes Agent of its Lien on any Real Estate Collateral, Notes Parties will not take any action to impede or impair the rights of ABL Agent to enter upon any Real Estate Collateral to inspect or count any ABL Priority Collateral thereon or to remove any ABL Priority Collateral therefrom, without any obligation on the part of ABL Agent to pay rent or other compensation to any Notes Party.  Notes Parties will permit (and will require any purchaser of any of the real property constituting part of the Real Estate Collateral at any foreclosure or other sale to permit) ABL Agent to use such Real Estate Collateral to store, repair, prepare for sale, sell or otherwise dispose of any of the ABL Priority Collateral, without charge, for a period of 180 days from the date

Notes Agent provides to ABL Agent written notice of the completion of foreclosure upon such Real Estate Collateral by Notes Agent (the “Period of Use”; provided, that as used in Section 9(b), “Period of Use” shall be deemed to be for a period of 180 days from the date Notes Agent provided to ABL Agent written notice of any sale of Equipment Collateral as contemplated by such Section 9(b)), which Period of Use under this Section 9(a) and under Section 9(b) shall be tolled for each day that ABL Agent is enjoined, stayed or otherwise precluded (whether by order of a Court, the imposition of the automatic stay in any Bankruptcy Case, other Insolvency Proceeding or otherwise by applicable law) from continuing its Lien Enforcement Action with respect to ABL Priority Collateral and each reference herein to “Period of Use” shall be to such Period of Use as so tolled.

(b)           Prior to Notes Agent’s sale or other disposition of any Equipment Collateral pursuant to a Lien Enforcement Action, Notes Agent shall not interfere with ABL Agent’s access to any of the Equipment Collateral and use thereof to the extent ABL Agent deems it necessary to do so in effectively realizing upon any of the ABL Priority Collateral.  To the extent that any of the Equipment Collateral constitutes computer hardware or software that is used to store or maintain information relating to any ABL Priority Collateral or to process any such information, Notes Agent shall not sell or otherwise dispose of any such Equipment Collateral pursuant to a Lien Enforcement Action or otherwise unless the purchaser in any such sale agrees to allow ABL Agent use of such Equipment Collateral, for so long as ABL Agent may require the use of such Equipment Collateral, without charge, but in no event to exceed the Period of Use.

(c)           ABL Parties shall promptly repair, at ABL Parties’ expense (but with Obligors remaining liable to reimburse ABL Parties), any physical damage to the Real Estate Collateral or Equipment Collateral directly caused by ABL Agent or its agent during the use and occupancy of the Real Estate Collateral or Equipment Collateral pursuant to this Section 9.

(d)           If Notes Agent has obtained possession or control of any or all of the Collateral consisting of books or records, ABL Agent may make copies (including in the case of any books and records stored in electronic form, electronic copies thereof) of such books and records that are in Notes Agent’s possession and which pertain to any ABL Priority Collateral, to deal with or dispose of any such ABL Priority Collateral; provided, that if and to the extent such books and records relate solely to ABL Priority Collateral and upon request by ABL Agent, Notes Agent shall turnover to ABL Agent the original copies of such books and records.  To the extent that any such books and records constitute Notes Priority Collateral, each of Notes Agent (to the extent it may lawfully do so) and Obligors hereby grant to ABL Agent an irrevocable and non-exclusive license to use any and all such books and records for the purpose of dealing with and realizing upon the ABL Priority Collateral.  Such license shall be worldwide and none of Obligors, Notes Agent nor any other Notes Party shall be entitled to any payment or other compensation in respect of such license from ABL Agent.

(e)           If ABL Agent has obtained possession or control of any or all of the Collateral consisting of books or records, Notes Agent may make copies (including in the case of any books and records stored in electronic form, electronic copies thereof) of such books and records that are in ABL Agent’s possession and which pertain to any Notes Priority Collateral, to deal with or dispose of any such Notes Priority Collateral; provided, that if and to the extent such books and records relate solely to Notes Priority Collateral and upon request by Notes Agent, ABL Agent shall turnover to Notes Agent the original copies of such books and records.  To the extent that any such books and records constitute ABL Priority Collateral, each of ABL Agent (to the extent it may lawfully do so) and Obligors hereby grant to Notes Agent an irrevocable and non-exclusive license to use any and all such books and records for the purpose of dealing with and realizing upon the Notes Priority Collateral.  Such license shall be worldwide and none of Obligors, ABL Agent nor any ABL Lender shall be entitled to any payment or other compensation in respect of such license from Notes Agent.

10.          Bailee for Perfection Purposes; Delivery or Surrender of Collateral.

(a)           Each Agent agrees that, with respect to any Collateral at any time or times in its possession or control and in which the other Agent has a Lien (whether or not subordinate pursuant to the terms hereof to the Lien of the Agent in possession), the Agent in possession or control of any such Collateral shall be the agent and bailee of the other Agent solely for purposes of perfecting (to the extent not otherwise perfected) such other Agent’s Lien in such Collateral, subject in all events to the relative priorities established pursuant to Section 3 hereof.

(b)           If an Agent shall be in possession or control of any Collateral subject to its Lien after Payment in Full of the ABL Debt (other than in connection with a Qualified Refinancing as contemplated by Section 24(d) in which the Person providing such Qualified Refinancing (or its agent) elects to become a party hereto), in the case of ABL Agent, or the Notes Debt (other than in connection with a Qualified Refinancing as contemplated by Section 24(d) in which the Person providing such Qualified Refinancing (or its agent) elects to become a party hereto), in the case of Notes Agent, such Agent shall (unless otherwise restricted by applicable law and subject in all events to the receipt of an indemnification of all liabilities arising from such delivery or surrender of possession) promptly deliver or surrender possession of the same or execute an assignment of any agreement giving such Agent control of the same under the UCC (to the extent permitted by the terms of such agreement and applicable law) to the other Agent in accordance with the priorities of Liens established pursuant to Section 3 hereof, without recourse to or warranty by such Agent in possession.

11.          Provisions Concerning Insurance.  Proceeds of Collateral include insurance proceeds and condemnation proceeds (including proceeds of business interruption insurance), and therefore the priorities set forth in Section 3 hereof and the provisions of Section 5 hereof govern the ultimate disposition of insurance and condemnation proceeds.  ABL Agent, for the benefit of the other ABL Parties, shall have the sole and exclusive right, as against Notes Parties, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of any ABL Priority Collateral or any settlement of any business interruption claim.  Notes Agent, for the benefit of Notes Parties, shall have the sole and exclusive rights, as against ABL Parties, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of any Notes Priority Collateral and approve.  All Parties shall cooperate to the extent reasonably necessary and in a reasonable manner to facilitate the payment of insurance proceeds to the appropriate Agent for disposition in accordance with Section 5 hereof.  ABL Agent shall have the right (as against Notes Parties) to determine whether insurance proceeds may be used to replace any affected ABL Priority Collateral.  Notes Agent shall have the right (as against ABL Parties) to determine whether insurance proceeds may be used to repair or replace any affected Notes Priority Collateral.

12.          Certain Matters in Connection with Sale or Loss of Assets.  If any sale or other disposition of assets (including any casualty loss) includes ABL Priority Collateral and Notes Priority Collateral, unless otherwise agreed to by the Agents, as between the Parties the Parties agree that the amount of the purchase price allocated to Receivables and Inventory (each as defined on Exhibit A attached hereto) sold or otherwise disposed of shall not be less than the book value (in accordance with GAAP) of such Receivables and Inventory and the amount of the purchase price allocated to IP Collateral (as defined on Exhibit A attached hereto) sold or otherwise disposed of shall not be less than the orderly liquidation value of such IP Collateral as determined by the most recent appraisal of such property.  Nothing in this Section 12 shall be deemed to be a consent by any ABL Secured Party to any sale of the ABL Priority Collateral that is insufficient to satisfy in full the amount of the ABL Debt and nothing in this Section 12 shall be deemed to be a consent by any Notes Party to any sale of the Notes Priority Collateral that is insufficient to satisfy in full the amount of the Notes Debt.

13.          Notices.  All notices, requests and demands to or upon a party hereto shall be in writing and shall be delivered by hand, sent by certified or registered mail, return receipt requested, or by telecopier and shall be deemed to have been validly served, given or delivered when delivered against receipt or three (3) Business Days after deposit in the U.S. mail, postage prepaid, or, in the case of telecopy notice, when received at the office of the noticed party during normal business hours, in each case addressed as follows:

(A)	If to ABL Parties:	Wachovia Bank, National Association, as Agent
301 South College Street
Charlotte, NC 28288-0737
Attention: Freedom Group Loan Administration
Telecopy: (704) 374-273

With a courtesy copy (which shall not

constitute notice) to:

Parker, Hudson, Rainer & Dobbs LLP
1500 Marquis Two Tower
285 Peachtree Center Avenue, N.E.
Atlanta, GA 30303
Attention: Mitchell Purvis, Esq.
Telecopy: (404) 522-8409

(B)	If to Notes Parties:	Wilmington Trust FSB
246 Goose Lane, Suite 105
Guilford, CT 06437
Attention: Joseph O’Donnell
Telecopy: (203) 453-1183

With a courtesy copy (which shall not
constitute notice) to:

Dorsey & Whitney LLP
Suite 1500
50 South Sixth Street
Minneapolis, MN 55402
Attention: Steven J. Heim
Telecopy: (612) 340-2643

or to such other address as each party may designate for itself by like notice given in accordance with this Section; provided, however, that any notice, request or demand to or upon an Agent pursuant to Section 4(b) shall not be effective until received by such Agent.  Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.  Each Agent hereby agrees that any requirement for the giving of notice by an Agent under the UCC or otherwise in connection with any exercise by such Agent of any of its rights or remedies with respect to the Collateral (including the taking of any Lien Enforcement Action) shall be satisfied by the giving of written notice at least ten (10) days prior to the date on which such rights or remedies are to be exercised by such Agent, provided that nothing herein shall be deemed to require the giving of any notice when such notice is not required by applicable law.

14.          No Duties Imposed Upon Parties.  The rights granted to the Parties in this Agreement are solely for their protection and nothing herein contained imposes on any Party any duties with respect to any of the Collateral.  No Party has any duty to preserve rights against prior parties on any instrument or chattel paper received from any Obligor as collateral security for any of the ABL Debt or Notes Debt.

15.          Representations of Parties.  Each Party represents and warrants to the other Parties that (i) the execution, delivery and performance of this Agreement by such Party is within the powers of such Party, has been duly authorized by all internal action of such Party (including, as applicable, approval of its board of directors, partners, shareholders or a limited liability company members) and does not contravene any applicable law, any provision of any applicable Debt Documents, or any agreement by which such Party or its property is bound; (ii) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms; and (iii) this Agreement has been duly executed and delivered on its behalf by an individual officer, director, shareholder, partner or other authorized person.

16.          No Additional Rights of Obligors Hereunder; No Effect on Liens.  Nothing herein shall be construed to confer additional rights upon any Obligor.  Without limiting the generality of the foregoing, if either of Agents shall enforce its rights or remedies in violation of this Agreement, no Obligor shall be authorized to use such violation as a defense to any right or remedy exercised by such Agent, nor assert such violation as a counterclaim or basis of setoff or recoupment against any Party.  Nothing contained in this Agreement is intended to affect or limit in any way the Liens of either of Agents with respect to any of the Collateral or other assets of any Obligor, whether tangible or intangible, insofar as such Obligor and third parties are concerned.  Agents specifically reserve all of their respective Liens, and rights to assert such Liens, as against each Obligor and all third parties.

17.          Independent Credit Investigations.  Neither the Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Party or any other Person for any Obligor’s solvency, financial condition or ability to repay any of the Notes Debt or any of the ABL Debt, or for statements of any Obligor, oral or written, or for the validity, sufficiency or enforceability of any of the applicable Debt Documents, or the validity, perfection or priority of any Liens granted by any Obligor to either of Agents in connection with any of the applicable Debt Documents.  Each Party hereto has entered into its agreements with each Obligor based upon its own independent investigation, and makes no warranty or representation to any other Party and does not rely upon any representation of any other Party with respect to matters identified or referred to in this Section.

18.          Term of Agreement.  This Agreement shall continue in full force and effect and shall be irrevocable by any Party hereto until the earliest to occur of the following:  (i) the Parties hereto in writing mutually agree to terminate this Agreement; (ii) Payment in Full of the Notes Debt; or (ii) Payment in

Full of the ABL Debt and termination of the Commitments.  Notwithstanding the foregoing, the provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the ABL Debt or Notes Debt, as applicable, is made in a manner that is violative of this Agreement, or is rescinded or otherwise must be returned by a Party connection with an Insolvency Proceeding, all as if any such payment had not been made.

19.          Governing Law.  This Agreement shall be interpreted, and the rights and obligations of the parties hereto determined, in accordance with the laws of the State of New York (without giving effect to any conflict of laws principles).

20.          No Third Party Beneficiaries.  Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any Person other than (i) Agents and their respective successors and permitted assigns and (ii) ABL Secured Parties and Notes Parties, together with their respective successors and permitted assigns.  No Person other than a Party shall be authorized to enforce any of the provisions of this Agreement.

21.          Conflict with Documents.  The provisions of this Agreement are intended by the Parties to control any conflicting provisions in the Debt Documents, including any covenants prohibiting further borrowing or encumbrances of Collateral; provided, however, that nothing herein shall modify or relieve any Obligor from any liability or obligations that such Obligor may have to any Party under any ABL Documents or any Notes Document.  The definitions of “Payment in Full,” “Discharge of the Priority ABL Debt,” and “Discharge of the Priority Notes Debt,” as used herein, are intended solely to define the circumstances under which the ABL Debt, Notes Debt, Priority ABL Debt or Priority Notes Debt are deemed to be paid in full under this Agreement as a condition to the exercise of certain rights or the discharge of certain duties by ABL Parties or Notes Parties, as applicable, and nothing herein shall be deemed to limit, restrict or otherwise affect any of the indemnities or other undertakings of Obligors that are set forth in the ABL Documents or the Notes Documents, all of which indemnities and other undertakings of Obligors shall survive Payment in Full of the ABL Debt or the Notes Debt, as applicable, and shall continue in full force and effect as if this Agreement had never been entered into by the Parties.

22.          Section Headings.  The section headings contained in this Agreement are and shall be deemed to be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

23.          Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom such enforcement is sought.  Any signature delivered by a Party by facsimile or other electronic mail transmission shall be deemed to be an original signature hereto.

24.         Binding Effect; Participations and Assignments.

(a)            This Agreement shall be binding upon each of Obligors, ABL Secured Parties and Notes Parties and shall inure to the benefit of the Parties and their respective successors and permitted assigns.  In no event shall any Obligor or any Affiliate of an Obligor be deemed to be a permitted assign of any Party.  Each Agent represents that it has not agreed to any modification of the provisions of the applicable ABL Documents or Notes Documents authorizing it to execute this Agreement and to bind all of the ABL Secured Parties or Notes Parties, as applicable.  Notwithstanding any implication to the contrary in any provision in this Agreement, neither Agent makes any representation regarding the validity or binding effect of any of the ABL Documents or Notes Documents or its authority to bind any of the ABL Secured Parties or Notes Parties, as applicable, through its execution of this Agreement.

(b)           To the extent provided in the ABL Documents or Notes Documents, as applicable, each ABL Lender and Holder reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the ABL Debt or the Notes Debt, as the case may be; provided, however, that no Party shall be obligated to give any notices to or otherwise in any manner deal directly with any such participant in the ABL Debt or Notes Debt, as the case may be, and no participant shall be entitled to any rights or benefits under this Agreement except through the ABL Lender or Holder, as applicable, with which it is a participant and any sale of a participation in the ABL Debt or the Notes Debt shall be expressly made subject to the provisions of this Agreement.

(c)            In no event shall an Agent transfer or assign any Lien that it may have with respect to any of the Collateral to any Person unless the transferee or assignee thereof shall first agree in writing to be bound by the terms of this Agreement the same as if an original signatory hereto.

(d)           If Payment in Full of all of the ABL Debt or Notes Debt is made by loans, notes or other extensions of credit made to one or more Obligors in connection with a Qualified Refinancing, each Person providing (or in the case of notes, purchasing) such loans, notes or other extensions of credit (or an agent or authorized representative acting on its behalf) may elect by written notice to Agents to be a party hereto and substituted for the ABL Parties (if such Person’s loans, notes or other extensions of credit are used for Payment in Full of the ABL Debt) or Notes Parties (if such Person’s loans, notes or other extensions of credit are used for Payment in Full of the Notes Debt).

25.          Obligations Unconditional; Several Obligations.  All rights, interest, agreements and obligations of the Parties under this Agreement shall remain in full force and effect irrespective of (a) except as otherwise expressly provided in this Agreement, any lack of validity or enforceability of any Notes Document or any ABL Document; (b) except as otherwise provided in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, any of the Notes Debt or ABL Debt, or any amendment, waiver or other modification, whether by course of conduct or otherwise, of the terms of any of the Notes Documents or any ABL Documents; (c) any exchange of any security interest or other Lien in any of the Collateral or any amendment, waiver or other modification permitted hereunder, whether in writing, by course of conduct or otherwise, of any of the Notes Debt or ABL Debt; or (d) the commencement of any Insolvency Proceeding in respect of any Obligor.

26.          Further Assurances.  Each of the Parties agrees to execute such amendments to financing statements and other documents as may be necessary to reflect of record the existence of this Agreement and the relative priorities established pursuant to Section 3 hereof.  If at any time or from time to time hereafter it becomes necessary or advisable in connection with any Lien Enforcement Action or other disposition of any ABL Priority Collateral by ABL Agent for ABL Agent to obtain a subordination, release or discharge of Notes Agent’s Liens in any such ABL Priority Collateral in order to convey good and marketable title to such ABL Priority Collateral, then, so long as such Lien Enforcement Action or other disposition, and the application of the proceeds derived therefrom, have been accomplished in conformity herewith, upon the request of ABL Agent, Notes Agent shall execute such instruments of subordination, release or discharge of such Liens, in recordable and registerable form, as may be reasonable and appropriate in the circumstances; provided, however, that in no event shall any such subordination, release or discharge alter, impair, release, discharge, terminate or otherwise modify any Liens of Notes Agent in and to any other portion of the Collateral then existing or any proceeds of such ABL Priority Collateral or the claims of Notes Parties against Obligors for any of the Notes Debt. If at any time or from time to time hereafter it becomes necessary or advisable in connection with any Lien Enforcement Action or other disposition of any Notes Priority Collateral by Notes Agent for Notes Agent to obtain a subordination, release or discharge of ABL Agent’s Liens in any such Notes Priority Collateral in order to convey good and marketable title to such Notes Priority Collateral, then, so long as such Lien Enforcement Action or other disposition, and the application of the proceeds derived therefrom, have been accomplished in conformity herewith, upon the request of Notes Agent, ABL Agent shall execute such instruments of subordination, release or discharge of such Liens, in recordable and registerable form, as may be reasonable and appropriate in the circumstances; provided, however, that in no event shall any such subordination, release or discharge alter, impair, release, discharge, terminate or otherwise modify any Liens of ABL Agent in and to any other portion of the Collateral then existing or any proceeds of such Notes Priority Collateral or the claims of ABL Parties against Obligors for any of the ABL Debt.

27.          Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

28.          Specific Performance.  Each Agent, on behalf of itself and the other Parties for which it serves as such agent, may demand specific performance of this Agreement, and each Party irrevocably waives any defense based upon the adequacy of the remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by either Agent.

29.          Entire Agreement; Amendments.  This Agreement expresses the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of the Parties regarding the same subject matter.  This Agreement may not be amended or modified except by a writing signed by the Parties hereto.

30.          Jury Trial Waiver.  To the fullest extent permitted by applicable law, each Party hereby waives all rights to a trial by jury in connection with any action, suit or other proceeding arising out of or related to this Agreement.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ABL AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION, as ABL Agent

By:
Name:
Title:

NOTES AGENT:

WILMINGTON TRUST, FSB, as Notes Agent

By:
Name:
Title:

ACKNOWLEDGMENT, CONSENT AND AGREEMENT

The undersigned, the Obligors described in the foregoing Intercreditor Agreement (the “Agreement”), each (i) acknowledges receipt of a copy of the Agreement, (ii) to the extent required, consents to the terms and conditions thereof and (iii) agrees to be bound by the allocation of proceeds of Collateral as between the Notes Parties and ABL Secured Parties provided for in the Agreement; acknowledges and agrees that it is not a third-party beneficiary of, and does not have any rights or benefits under, the Agreement; although it is signing below, acknowledges and agrees that it is not a party to the Agreement and that the Agreement may be modified or amended at any time or times without notice to or the consent of any of the undersigned (provided that its consent to the Agreement shall not extend to any modification or amendment thereof that is not itself consented to by the undersigned (it being understood that nothing herein is intended to imply that any such consent is required)); and agrees not to assert any provision of the Agreement as a defense to, or otherwise assert any provision thereof in connection with, any action, suit or other proceeding relating to any of the Debt Documents or Collateral, or as a counterclaim or basis for setoff or recoupment against any Party.

This Acknowledgment, Consent and Agreement and any amendment hereof may be executed in several counterparts and by each Obligor on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument.  Capitalized terms used in this Acknowledgment, Consent and Agreement without definition have the meanings specified in the Agreement unless the context otherwise requires.

July       , 2009.

“OBLIGORS”

ATTEST:	FREEDOM GROUP, INC.

By:
Secretary	Name:
Title:

ATTEST:	REMINGTON ARMS COMPANY, INC.

By:
Secretary	Name:
Title:

ATTEST:	THE MARLIN FIREARMS COMPANY

By:
Secretary	Name:
Title:

[Signatures continue on following page.]

ATTEST:	H&R 1871, LLC

By:
Secretary	Name:
Title:

ATTEST:	BUSHMASTER FIREARMS INTERNATIONAL, LLC

By:
Secretary	Name:
Title:

ATTEST:	DPMS FIREARMS, LLC

By:
Secretary	Name:
Title:

ATTEST:	E-RPC, LLC

By:
Secretary	Name:
Title:

ATTEST:	DA ACQUISITIONS, LLC

By:
Secretary	Name:
Title:

ATTEST:	RA BRANDS, L.L.C.

By:
Secretary	Name:
Title:

[Signatures continue on following page.]

ATTEST:	RACI HOLDING, INC.

By:
Secretary	Name:
Title:

ATTEST:	REMINGTON STEAM, LLC

By:
Secretary	Name:
Title:

ATTEST:	BUSHMASTER HOLDINGS, LLC

By:
Secretary	Name:
Title:

EXHIBIT A

ABL Priority Collateral

“ABL Priority Collateral” shall mean all of each Obligor’s right, title or interest in or to all of the following types and items of property of such Obligor, whether now owned or existing or hereafter created, acquired or arising and wherever located:

(i)              all Inventory;

(ii)             all contracts and Documents that evidence the ownership of or right to receive or possess, or that otherwise relate to, any Inventory, including, without limitation, contracts and documents that relate to the acquisition or sale or other disposition of any Inventory;

(iii)            all rights of an unpaid vendor with respect to Inventory;

(iv)            all Receivables;

(v)             all contracts out of which any Receivable has arisen and all rights under each such contract;

(vi)            all Deposit Accounts Collateral;

(vii)           all Notes Receivable given to evidence one or more Receivables, however evidenced and whenever made;

(viii)          all Instruments, Chattel Paper, Documents, Letter-of-Credit Rights and Supporting Obligations, in each case to the extent arising out of, relating to or given in exchange or settlement for any of the Inventory, Receivables or Notes Receivable referred to in clause (vii) above or given to evidence the obligation to pay any Receivables or Notes Receivable referred to in clause (vii) above;

(ix)            all General Intangibles that relate in any way to any of the Inventory, including, without limitation, all warranties of title, or any other ABL Priority Collateral;

(x)             all cash and cash equivalents of any kind at any time deposited with or held by or under the control of ABL Agent or any other ABL Party (but excluding on any date amounts on deposit therein that are traceable to and identifiable on such date as the direct cash proceeds of Notes Priority Collateral);

(xi)            all Commercial Tort Claims related to or arising out of (a) the manufacture, distribution, sale or other disposition of an Obligor’s Inventory or (b) the collection of or realization upon any Receivables of an Obligor;

(xii)           the proceeds of any business interruption insurance policy, including, without limitation, all rights to payment thereunder;

(xiii)          all IP Collateral;

(xiv)          all substitutions for and replacements, products, accessions, rents, profits and cash and non-cash Proceeds of any of the foregoing items of ABL Priority Collateral, including, without limitation, Proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing items of ABL Priority Collateral;

(xv)           all Collateral Records; and

(xvi)          to the extent not included above, all Collateral Support and Supporting Obligations relating to any of the foregoing.

For the avoidance of doubt, (A) no proceeds of ABL Loans shall constitute ABL Priority Collateral to the extent that the proceeds thereof are used to acquire assets or property that would otherwise constitute Notes Priority Collateral and (B) no assets or property that would otherwise constitute Notes Priority Collateral shall constitute ABL Priority Collateral to the extent such assets or property are purchased with funds in any disbursement account of an Obligor that are transferred to such disbursement account from an account described in clause (vi) or (x) above in compliance with the ABL Documents at a time when no Cash Management Event has occurred.

Applicable Definitions

Capitalized terms used in this Exhibit A and not otherwise defined herein shall have the respective meanings ascribed thereto in the Intercreditor Agreement to which this Exhibit A is attached.

“Account” shall mean and include an “account” as defined in the UCC.

“Agent Payment Account” shall mean a Deposit Account maintained by Agent to which (a) all monies from time to time deposited to any Blocked Accounts shall be transferred and (b) collections, deposits, and other payments on or with respect to ABL Priority Collateral may be made pursuant to the terms of the ABL Documents.

“Blocked Account” shall mean a special account established by Obligors or ABL Agent at a bank selected by Obligors, but acceptable to ABL Agent in its discretion, and over which ABL Agent shall have sole and exclusive access and control for withdrawal purposes on or after any Cash Management Event.

“Chattel Paper” shall mean and include all “chattel paper” as defined in the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper,” as each term is defined in Article 9 of the UCC.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the ABL Priority Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any ABL Priority Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claim” shall have the meaning given to the term “commercial tort claim” in the UCC.

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“Deposit Account” shall have the meaning given to the term “deposit account” in the UCC and shall include, without limitation, all checking and other deposit accounts maintained with any financial institution.

“Deposit Accounts Collateral” shall mean Deposit Accounts (and any associated lockboxes) maintained by any ABL Party or other bank for the deposit of proceeds of ABL Priority Collateral pursuant to the ABL Documents or for disbursing the proceeds of ABL Loans made by ABL Lenders pursuant to the ABL Documents and all amounts from time to time deposited in such Deposit Accounts (but excluding on any date amounts on deposit therein that are traceable to and identifiable on such date as the direct cash proceeds of Notes Priority Collateral).  For the avoidance of doubt, all Blocked Accounts and the Agent Payment Account shall constitute Deposit Accounts Collateral.

“Document” shall mean and include a “document” as defined in the UCC and shall include, without limitation, for each Obligor, all of such Obligor’s bills-of-lading, warehouse receipts or other documents of title.

“General Intangible” shall mean and include a “general intangible” as defined in the UCC.

“Goods” shall mean and include “goods” as defined in the UCC.  The term “Goods” shall include Inventory.

“Instrument” shall mean and include an “instrument” as defined in the UCC.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC, (ii) all Goods which are returned to or repossessed by any Obligor and that prior to the sale or lease thereof constituted “inventory” as defined in Article 9 of the UCC, (iii) all computer programs embedded in any such Goods described in clauses (i) and (ii) of this definition and (iv) all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“IP Collateral” shall mean any and all patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Obligor’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

“Letter-of-Credit Right” shall have the meaning given to the term “letter-of-credit right” in the UCC.

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“Notes Receivable” means any promissory note or other writing evidencing an obligation to pay money to an Obligor.

“Payment Intangible” shall have the meaning given to the term “payment intangible” in the UCC.

“Proceeds” shall mean:  (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Notes Receivable referred to in clause (vii) of the definition of ABL Priority Collateral or Deposit Accounts Collateral, and (iii) whatever is receivable or received when ABL Priority Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean (i) all Accounts (and related Supporting Obligations), and (ii) all other rights to payment, in each case under clauses (i) and (ii), arising from services rendered or to be rendered or from the sale, lease, license, assignment or other disposition of Inventory or Documents evidencing Inventory, whether such rights to payment constitute Payment Intangibles, Letter-of-Credit Rights, Supporting Obligations or any other classification of property, or are evidenced in whole or in part by Instruments, Chattel Paper or Documents.

“Supporting Obligation” shall mean and include “supporting obligation” as defined in the UCC.

“UCC” means the Uniform Commercial Code (or any successor statute), as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

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EXHIBIT B

Notes Priority Collateral

“Notes Priority Collateral” shall mean all “Collateral” as defined in the Notes Documents and all other assets pledged pursuant to the Notes Documents to secure the Notes Debt (in each case, other than ABL Priority Collateral).